 EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS THIRD QUARTER RESULTS FOR FISCAL YEAR 2019

PASADENA, CA – May 9, 2019 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the third quarter and nine months (“YTD”) ended March 31, 2019.

Third Quarter 2019 Highlights
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Total revenues were $86.2 million, compared to $84.4 million for the third quarter of fiscal year 2018.
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Leasing revenues, excluding the oil and gas sector and foreign currency exchange rates, increased by 12% over the third quarter of fiscal year 2018.
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Leasing revenues comprised 70% of total non-manufacturing revenues versus 67% for the third quarter of fiscal year 2018.
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Adjusted EBITDA was $24.1 million, compared to $21.9 million in the third quarter of fiscal year 2018, an increase of 10%.
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Adjusted EBITDA margin was 28%, compared to 26% in the third quarter of fiscal year 2018.
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Net loss attributable to common shareholders was $1.3 million, or $0.04 per diluted share, compared to net loss attributable to common shareholders of $1.5 million, or $0.06 per diluted share, for the third quarter of fiscal year 2018. Included in these results were non-cash charges of $1.1 million and $0.5 million in fiscal years 2019 and 2018, respectively, for the change in valuation of the stand-alone bifurcated derivatives in our Asia-Pacific convertible note.
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Average fleet unit utilization was 80% for both quarters in fiscal years 2018 and 2019.
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Entered one new market with a greenfield location in North America.
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One accretive acquisition completed in North America during the quarter.

YTD 2019 Highlights
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Total revenues were $282.0 million, compared to $253.4 million for the first nine months of fiscal year 2018.
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Leasing revenues, excluding the oil and gas sector and foreign currency exchange rates, increased by 13%.
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Leasing revenues comprised 66% of total non-manufacturing revenues versus 64% for the first nine months of fiscal year 2018.
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Adjusted EBITDA was $80.8 million, compared to $64.7 million for the first nine months of fiscal year 2018, an increase of 25%.
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Adjusted EBITDA margin was 29%, compared to 26% for the first nine months of fiscal year 2018.
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Net loss attributable to common shareholders was $15.5 million, or $0.53 per diluted share, compared to net loss attributable to common shareholders of $0.4 million, or $0.02 per diluted share, for the first nine months of fiscal year 2018. Included in these results were non-cash charges of $22.8 million and $2.2 million in fiscal years 2019 and 2018, respectively, for the change in valuation of the stand-alone bifurcated derivatives in our Asia-Pacific convertible note.
●
Average fleet unit utilization was 82%, compared to 80% in the first nine months of fiscal year 2018.
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Entered three new markets with two greenfield locations in North America and one in the Asia-Pacific region.
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Five accretive acquisitions were completed, four in North America and one in the Asia-Pacific during the nine- month period.

Management Commentary

"We are pleased to report that we once again delivered strong financial results at our leasing operations, primarily driven by North America, where our core portable storage business led the growth with leasing revenues up 13% year-over-year,” said Jody Miller, President and Chief Executive Officer. “The growth in both of our geographic venues was driven primarily by a larger fleet, increasing average lease rates and higher fleet utilization. Our liquid containment business delivered slightly improved year-over-year results, as we have seen a moderation in leasing activity in Texas. Our Asia-Pacific region again delivered solid results, driven by higher leasing revenues, despite being impacted by declines in the Australian dollar relative to the U.S. dollar.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, added, “Our third quarter results remain solid and mark the ninth consecutive quarter where we have delivered year-over-year growth in adjusted EBITDA. During the quarter, we paid off the Bison Capital Senior Note with a balance of over $60 million, replacing this higher-cost debt with lower-cost borrowings on an amended and expanded syndicated credit facility led by Deutsche Bank AG. This move is expected to generate savings of over $3.0 million per year in interest costs.”

Third Quarter 2019 Operating Summary

North America
Revenues from North American leasing operations for the third quarter of fiscal year 2019 totaled $57.2 million, compared with $51.8 million for the third quarter of fiscal year 2018, an increase of 10%. Leasing revenues increased by 12% on a year-over-year basis, most notably in the construction, oil and gas, commercial and industrial sectors. Sales revenues increased by 5%, driven primarily by increases in the commercial, construction and government sectors. Adjusted EBITDA was $17.3 million for the third quarter of fiscal year 2019, compared with $15.2 million for the year-ago quarter, an increase of 14%. Adjusted EBITDA from Pac-Van and Lone Star increased by approximately 20% and 2% year-over-year, to $12.2 million and $5.1 million, respectively, from $10.2 million and $5.0 million, respectively, in the third quarter of fiscal year 2018.

North American manufacturing revenues for the third quarter of fiscal year 2019 totaled $2.7 million and included intercompany sales of $1.3 million from products sold to our North American leasing operations. This compares to $3.2 million of total sales, including $0.9 million intercompany revenues during the third quarter of fiscal year 2018. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was $17,000 for the quarter, as compared to $111,000 in the third quarter of fiscal year 2018.

Asia-Pacific
Revenues from the Asia-Pacific region for the third quarter of fiscal year 2019 totaled $27.6 million, compared to $30.3 million for the third quarter of fiscal year 2018, a decrease of 9%. On a local currency basis, total revenues increased by approximately 1%. The relatively stable revenues in local dollars was driven primarily by increases in the transportation and education sectors, largely offset by decreases in the utilities, special events and consumer sectors. Leasing revenues increased by approximately 1% on a year-over-year basis and 11% on a local currency basis, driven primarily by increases in the transportation, construction, consumer and industrial sectors. Adjusted EBITDA for the third quarter of 2019 was $8.1 million, as compared to $7.6 million for the same quarter last year, an increase of approximately 7%. On a local currency basis, adjusted EBITDA increased by approximately 17%.

Balance Sheet and Liquidity Overview

At March 31, 2019, the Company had total debt of $424.7 million and cash and cash equivalents of $6.8 million, compared with $427.2 million and $21.6 million at June 30, 2018, respectively. At March 31, 2018, our North American leasing operations had $51.9 million available to borrow under its $260 million credit facility, and our Asia-Pacific leasing operations had, including cash at the bank, $14.3 million (A$20.2 million) available to borrow under its senior credit facility.

During the first nine months of fiscal year 2019, the Company generated cash from operating activities of $28.0 million, as compared to $32.9 million for the first nine months of fiscal year 2018. For the first nine months of fiscal year 2019, the Company invested a net $33.0 million ($24.2 million in North America and $8.8 million in the Asia-Pacific) in the lease fleet, as compared to $18.5 million in net fleet investment ($16.0 million in North America and $2.5 million in the Asia-Pacific) in the first nine months of fiscal year 2018.

Receivables were $54.9 million at March 31, 2019, as compared to $50.5 million at June 30, 2018. Days sales outstanding in receivables at March 31, 2019, for our Asia-Pacific and North American leasing operations were 40 and 51 days, as compared to 35 and 47 days, respectively, as of June 30, 2018.

Outlook

Based on our year-to-date results, we remain confident that consolidated revenues for fiscal year 2019 will be in the range of $370 million to $390 million and that consolidated adjusted EBITDA will increase by 20% to 25% in fiscal year 2019 from fiscal year 2018. This outlook does not take into account the impact of any additional acquisitions that may occur in the fourth quarter of fiscal year 2019.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 7297126. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through May 23, 2019 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 7297126.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of wholly-owned subsidiary Royal Wolf Holdings Pty Ltd (www.royalwolf.com.au), the leading provider of portable storage solutions in those regions. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and, under the trade name Southern Fabrication Specialties (www.southernfabricationspecialties.com), other steel-related products in North America.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable interest rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact

Larry Clark
Financial Profiles, Inc.
310-622-8223

-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended March 31,		Nine Months Ended March 31,
	2018	2019	2018	2019

Revenues
Sales:
Lease inventories and fleet	$27,251	$25,204	$88,698	$92,653
Manufactured units	2,349	1,432	6,332	7,941
	29,600	26,636	95,030	100,594
Leasing	54,821	59,573	158,438	181,400
	84,421	86,209	253,468	281,994

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	19,729	18,100	64,039	68,210
Manufactured units	2,126	1,231	6,266	6,600
Direct costs of leasing operations	22,684	22,923	65,690	68,851
Selling and general expenses	18,996	20,647	56,224	60,310
Depreciation and amortization	10,014	10,897	29,671	31,952

Operating income	10,872	12,411	31,578	46,071

Interest income	43	27	81	108
Interest expense	(9,398)	(10,207)	(24,667)	(27,700)
Change in valuation of bifurcated derivatives in Convertible Note	(504)	(1,131)	(2,221)	(22,829)
Foreign exchange and other	(1,348)	(3)	(2,685)	(3,296)
	(11,207)	(11,314)	(29,492)	(53,717)

Income (loss) before provision for income taxes	(335)	1,097	2,086	(7,646)

Provision for income taxes	228	1,429	519	5,056

Net income (loss)	(563)	(332)	1,567	(12,702)

Preferred stock dividends	(922)	(922)	(2,766)	(2,766)
Noncontrolling interests	—	—	801	—

Net loss attributable to common stockholders	$(1,485)	$(1,254)	$(398)	$(15,468)

Net loss per common share:
Basic	$(0.06)	$(0.04)	$(0.02)	$(0.53)
Diluted	(0.06)	(0.04)	(0.02)	(0.53)

Weighted average shares outstanding:
Basic	26,301,706	29,975,295	26,210,697	29,084,947
Diluted	26,301,706	29,975,295	26,210,697	29,084,947

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2018	March 31, 2019
Assets
Cash and cash equivalents	$21,617	$6,814
Trade and other receivables, net	50,525	54,912
Inventories	22,731	36,962
Prepaid expenses and other	8,023	11,384
Property, plant and equipment, net	22,310	23,272
Lease fleet, net	429,388	455,634
Goodwill	109,943	111,403
Other intangible assets, net	25,150	22,774
Total assets	$689,687	$723,155

Liabilities
Trade payables and accrued liabilities	$50,545	$46,169
Income taxes payable	361	—
Unearned revenue and advance payments	19,226	21,825
Senior and other debt, net	427,218	424,670
Fair value of bifurcated derivative in Convertible Note	15,583	18,041
Deferred tax liabilities	34,969	38,969
Total liabilities	547,902	549,674

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 27,017,606 and 30,341,321 shares issued and outstanding at June 30, 2018 and March 31, 2019, respectively	3	3
Additional paid-in capital	139,547	184,141
Accumulated other comprehensive loss	(17,091)	(17,287)
Accumulated deficit	(21,278)	(33,980)
Total General Finance Corporation stockholders’ equity	141,281	172,977
Equity of noncontrolling interests	504	504
Total equity	141,785	173,481
Total liabilities and equity	$689,687	$723,155

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income (loss) on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended March 31,		Nine Months Ended March 31,
	2018	2019	2018	2019
Net income (loss)	$(563)	$(332)	$1,567	$(12,702)
Add (deduct) —
Provision (benefit) for income taxes	228	1,429	519	5,056
Change in valuation of bifurcated derivatives in Convertible Note	504	1,131	2,221	22,829
Foreign exchange and other	1,348	3	2,685	3,296
Interest expense	9,398	10,207	24,667	27,700
Interest income	(43)	(27)	(81)	(108)
Depreciation and amortization	10,131	10,998	30,123	32,256
Share-based compensation expense	889	655	2,986	1,996
Refinancing costs not capitalized	—	58	—	506
Adjusted EBITDA	$21,892	$24,122	$64,687	$80,829

	Quarter Ended March 31, 2018				Quarter Ended March 31, 2019
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$3,178	$9,299	$(17)	$(1,694)	$3,124	$10,862	$(91)	$(1,596)
Add -
Depreciation and amortization	4,342	5,855	117	9	4,733	6,353	101	4
Share-based compensation expense	114	80	11	684	160	95	7	393
Refinancing costs not capitalized	----	----	----	----	58	----	----	----
Adjusted EBITDA	$7,634	$15,234	$111	$(1,001)	$8,075	$17,310	$17	$(1,199)
Intercompany adjustments				$(86)				$(81)

	Nine Months Ended March 31, 2018				Nine Months Ended March 31, 2019
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$10,232	$25,955	$(680)	$(4,304)	$8,977	$40,692	$518	$(4,520)
Add -
Depreciation and amortization	12,837	17,382	452	27	13,906	18,608	304	16
Share-based compensation expense	1,321	273	37	1,355	544	257	19	1,176
Refinancing costs not capitalized	----	----	----	----	58	448	----	----
Adjusted EBITDA	$24,390	$43,610	$(191)	$(2,922)	$23,485	$60,005	$841	$(3,328)
Intercompany adjustments				$(200)				$(174)